                                                                 EXHIBIT 99.d.10

                        ADDENDUM TO MANAGEMENT AGREEMENT

     This Addendum,  dated as of February 27, 2004,  supplements  the Management
Agreement (the "Agreement")  dated as of August 1, 1997, by and between American
Century Mutual Funds, Inc. ("ACMF") and American Century Investment  Management,
Inc. ("ACIM").

     IN  CONSIDERATION of the mutual promises and conditions  herein  contained, the  parties  agree as  follows  (all  capitalized  terms  used  herein  and not otherwise defined having the meaning given them in the Agreement):

     1. ACIM shall manage the  following  series (the "New Series") of shares to be issued by ACMF, and for such management  shall receive the Applicable Fee set forth below:

                                                           Applicable
Name of Series                   Name of Class              Fee Rate
--------------                   -------------             ----------
Capital Growth Fund                 A Class                   1.00%
                                    B Class                   1.00%
                                    C Class                   1.00%

     2.  ACIM  shall  manage  the New  Series in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

     IN WITNESS WHEREOF,  the parties have caused this Addendum to the Agreement to be executed by their  respective duly  authorized  officers as of the day and year first above written.

Attest:                                  AMERICAN CENTURY MUTUAL
                                           FUNDS, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
-------------------------------          -----------------------------------
Anastasia H. Enneking                    Charles A. Etherington
Assistant Secretary                      Vice President

Attest:                                  AMERICAN CENTURY INVESTMENT
                                           MANAGEMENT, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
-------------------------------          -----------------------------------
Anastasia H. Enneking                    Charles A. Etherington
Assistant Secretary                      Vice President